Exhibit 3.21

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NOBLE DRILLING (U.S.) LLC

A Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NOBLE DRILLING (U.S.) LLC (this “Agreement”), effective as of February 3, 2021 (the “Effective Date”), is executed by Noble Drilling Services Inc., a Delaware corporation, as the sole member (the “Sole Member”) of Noble Drilling (U.S.) LLC (the “Company”).

RECITALS

WHEREAS, Noble Holding (U.S.) LLC, a Delaware limited liability company (“NHUS LLC”), was the sole member of the Company pursuant to that certain Amended and Restated Limited Liability Company Agreement of the Company, effective as of March 31, 2014, as amended by that certain Amendment No. 1., effective as of March 31, 2014 (the “Existing Agreement”);

WHEREAS, on the Effective Date, NHUS LLC transferred all of its Membership Interests (as defined below) to the Sole Member;

WHEREAS, the current Sharing Ratio (as defined below) of the Sole Member is 100%;

WHEREAS, the existing ownership of the Sole Member henceforth will be represented by 100 membership units, with each such unit deemed to have been issued on the date of formation of the Company;

WHEREAS, as of the Effective Date, the Company has issued to the Sole Member 100 additional membership units; and

WHEREAS, the Sole Member desires to amend and restate the Existing Agreement to evidence the admission of the Sole Member as the sole member of the Company and to contemplate the issuance of membership units to evidence ownership in the Company and appropriately reflect the membership units currently outstanding.

NOW THEREFORE, the Sole Member does hereby amend and restate the Existing Agreement as follows:

ARTICLE I

Section 1.     Name. The name of the limited liability company is Noble Drilling (U.S.) LLC.

Section 2.     Purpose. The Company has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “Act”) and engaging in any and all activities necessary or incidental to the foregoing.

Section 3.     Registered Office. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

Section 4.     Registered Agent. The name of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company.

Section 5.     Principal Office. The address of the principal office of the Company is 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478.

Section 6.     Members; Sharing Ratios.

(a)     Membership Interests. As used herein, the term “Member” means the Sole Member and each Person (as defined in the Act) that is admitted to the Company as a Member in accordance with this Agreement. The term “Membership Interest” shall mean a Member’s limited liability company interest in the Company. The Membership Interests shall be represented by membership units (“Membership Units”) evidencing ownership in the Company. Each Membership Interest shall have associated with it a “Sharing Ratio” (herein so called) that establishes the ratio, expressed as a percentage, of each Member’s Membership Interest to the Membership Interests of all of the Members. The Sharing Ratio of any Member at a particular time shall be determined by dividing the Membership Units held by such Member by all Membership Units then outstanding. The current Sharing Ratio of the Sole Member is 100%. Each Member’s name, number of Membership Units and Sharing Ratio is set forth in Exhibit A attached hereto. Upon issuance, transfer or cancellation of any Membership Unit, Exhibit A shall be updated by the Company to reflect the same.

(b)     Non-Voting Membership Interests. Pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Company will not issue non-voting Membership Interests (which shall not be deemed to include any warrants or options or similar instruments to purchase Membership Interests); provided, however, that this Section 6(b): (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code; (ii) will have such force and effect, if any, only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company or any of its wholly-owned subsidiaries; and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect, including if determined by the Members in accordance with Section 7(a)(ii)(A) of the Agreement, if the Members have not so determined, as determined by the Sole Member from time to time.

Section 7.     Powers; Management.

(a)     Management by the Members.

(i)     The management of the Company is fully reserved to the Members, and the Company shall not have “managers,” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members, who, through the Officers (as defined in Section 7(d)) and employees of the Company, shall make all decisions and take all actions for the Company. Decisions or actions taken by the Members in accordance with this Agreement shall constitute decisions or action by the Company and shall be binding on the Company. Only Members shall have the authority to represent and bind the Company, which authority can be delegated in accordance with Section 7(d).

(ii)     In managing the business and affairs of the Company and exercising its powers, the Members shall act (A) collectively through resolutions adopted at meetings and in written consents pursuant to Sections 7(b) and 7(c); and (B) through Officers to which authorities and duties have been delegated pursuant to Section 7(d).

(b)     Meetings of Members. An annual meeting of the Members for the transaction of such business as may properly come before the meeting shall be held on such date and at such time as the President of the Company shall specify in the notice of the meeting, which shall be delivered to each Member at least 20 days prior to such meeting. Special meetings of the Members may be called by one or more Members owning, in the aggregate, at least ten percent of the Sharing Ratios of all Members. Any such meeting shall be held on such date and at such time as the Person calling such meeting shall specify in the notice of the meeting, which shall be delivered to each Member at least ten days prior to such meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) for such meeting may be conducted at such meeting. Unless otherwise expressly provided in this Agreement, at any meeting of the Members, Members holding among them at least a majority of all Sharing Ratios (a “Majority Interest”), represented either in person or by proxy, shall constitute a quorum for the transaction of business, and an act of a Majority Interest shall be the act of the Members.

(c)     Provisions Applicable to Meetings of Members. In connection with any meeting of the Members, the following provisions shall apply:

(i)     Place of Meeting. Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting (or resolution of the Members) specifies a different place, which need not be in the State of Delaware.

(ii)     Waiver of Notice Through Attendance. Attendance of a Member at such meeting (including pursuant to Section 7(c)(v)) shall constitute a waiver of notice of such meeting, except where such Member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(iii)     Proxies. A Member may vote at such meeting by a written proxy executed by that Member and delivered to another Member. A proxy shall be revocable unless it is stated to be irrevocable.

(iv)     Action by Written Consent. Any action required or permitted to be taken at such a meeting may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Members having not fewer than the minimum number of Sharing Ratios or votes that would be necessary to take the action at a meeting at which all Members entitled to vote on the action were present and voted.

(v)     Meetings by Telephone. Members may participate in and hold such meeting by means of conference telephone, video conference or similar communications equipment by means of which all Members participating in the meeting can hear each other.

(d)	Officers.

(i)     The Members may, from time to time, designate one or more individuals to be officers of the Company (“Officers”). No officer need be a Member. Any Officer so designated shall have such authority and perform such duties as the Members may, from time to time, delegate to him. The Members may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Members. The duties of the respective Officers are set forth in Section 7(e).

(ii)     Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if later, at the time of its receipt by the Members. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Members whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Officer so removed and that designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company shall be filled by the Members.

(e)	Authority and Duties of Officers.

(i)     President. The President, if any, shall be the chief executive officer of the Company and shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The President shall preside at all meetings of the Members.

(ii)     Vice Presidents. Each Vice President, if any, shall have such powers and duties as may be assigned to him by the Members or the President, and (in order of their seniority as determined by the Members or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that Officer’s absence or inability to act. As between the Company and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

(iii)     Treasurer. The Treasurer, if any, shall have custody of the Company’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Members, and shall perform such other duties as may be prescribed by the Members or the President.

(iv)     Controller. The Controller, if any, shall perform all of the duties incident to the office of Controller and such other duties as from time to time may be assigned to such person by the Members, the President or any Vice President.

(v)     Secretary. Except as otherwise provided in this Agreement, the Secretary shall keep the minutes of all meetings of the Members in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the President or any Vice President, in the name of the Company, all contracts of the Company. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Members, the President and the Vice Presidents.

(vi)     Assistant Treasurers, Assistant Secretaries and Assistant Controllers. Each Assistant Treasurer, Assistant Secretary and Assistant Controller, if any, shall perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively, or by the Members, the President or any Vice President. The Assistant Treasurers, Assistant Secretaries and Assistant Controllers (in the order of their seniority as determined by the Members or, in the absence of such a determination, as determined by the length of time they have held such office) shall exercise the powers of the Treasurer, Secretary or Controller respectively, during that officer’s absence or inability to act.

(f)     Authorization for Action Pursuant to the Plan. Notwithstanding anything herein to the contrary, any actions taken by the Company or any of its subsidiaries pursuant to and in accordance with the Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc) and its Debtor Affiliates, filed on September 4, 2020 (as further amended, modified or supplemented from time to time, the “Plan”), including the execution, delivery and performance by the Company of the agreements described in or filed as exhibits to the disclosure statement (the “Disclosure Statement”) that are related to the transactions contemplated by the Disclosure Statement (each, a “Disclosure Statement Agreement”), are hereby authorized, and no separate approval of such actions by the Members is required. Without limitation of the foregoing, (i) each of the Officers of the Company (each, a “Plan Authorized Person”), is hereby authorized and empowered, on behalf of and in the name of the Company, to execute any Disclosure Statement Agreement in the name of the Company, with such changes, additions, and modifications thereto as a Plan Authorized Person executing the same shall approve, such approval to be conclusively evidenced by a Plan Authorized Person’s execution and delivery thereof; and (ii) the Company and each of the Plan Authorized Persons, as applicable, is authorized, in the name and on behalf of the Company, to execute, deliver, certify, file or record and perform such other documents, agreements, instruments and certificates, and to take all such other actions as may be required by, or be necessary, desirable or appropriate under, any action taken or to be taken by the Company pursuant to and in accordance with the Plan, including any Disclosure Statement Agreement, the necessity, desirability, and appropriateness of which shall be conclusively evidenced by the execution, delivery, certification, filing or recording or performance thereof.

(g)     Limitations on Liability. Except as provided otherwise in this Agreement, the Members and the Officers shall conduct the affairs of the Company in good faith toward the best interests of the Company. The Members and Officers shall be liable for errors or omissions in performing their duties with respect to the Company only in the case of gross negligence, willful misconduct, bad faith or breach of the provisions of this Agreement, but not otherwise. The Officers shall devote such time and effort to the Company’s business and operations as is necessary to promote fully the interests of the Company; however, no Officer must devote full time to Company business.

(h)     Conflicts of Interest. Subject to the other express provisions of this Agreement, each Member, Officer or affiliate thereof may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member or Officer the right to participate therein. The Company may transact business with any Member, Officer or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

(i)     Indemnification; Reimbursement of Expenses; Insurance.

(i)     THE COMPANY SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY EACH MEMBER, EACH OFFICER, DIRECTOR, MANAGER, MEMBER, SHAREHOLDER, PARTNER, EMPLOYEE, REPRESENTATIVE OR AGENT OF A MEMBER OR THEIR RESPECTIVE AFFILIATES, AND EACH OFFICER, EMPLOYEE OR AGENT OF THE COMPANY OR ITS AFFILIATES (“COVERED PERSONS”) WHO IS MADE A PARTY OR IS THREATENED TO BE MADE A PARTY TO ANY

THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE (OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE CORPORATION), BY REASON OF THE FACT THAT SUCH COVERED PERSON IS OR WAS AN OFFICER, EMPLOYEE OR AGENT OF THE COMPANY, OR IS OR WAS SERVING AT THE REQUEST OF THE COMPANY AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF A CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE, AGAINST ANY AND ALL EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND OTHER LEGAL FEES AND EXPENSES), JUDGMENTS, FINES, SETTLEMENTS, AND OTHER LIABILITIES (WHETHER JOINT AND/OR SEVERAL) ACTUALLY AND REASONABLY INCURRED BY OR IMPOSED UPON SUCH COVERED PERSON IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IF SUCH COVERED PERSON ACTED IN GOOD FAITH AND IN A MANNER SUCH COVERED PERSON REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE COMPANY, AND, WITH RESPECT TO ANY CRIMINAL ACTION OR PROCEEDING, HAD NO REASONABLE CAUSE TO BELIEVE SUCH COVERED PERSON’S CONDUCT WAS UNLAWFUL; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT INDEMNIFY A COVERED PERSON (A) FOR FRAUD, INTENTIONAL MISCONDUCT, KNOWING VIOLATION OF THE LAW OR GROSS NEGLIGENCE, OR (B) FOR ANY TRANSACTION FOR WHICH SUCH COVERED PERSON RECEIVED PERSONAL BENEFIT IN VIOLATION OR BREACH OF ANY PROVISION OF THIS AGREEMENT. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this Section 7(i)(i). Subject to Section 15, any indemnification hereunder shall be satisfied out of the assets of the Company. The indemnification provided by this Section 7(i)(i) shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Covered Person or in the writing pursuant to which such Covered Person is indemnified.

(ii)    To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in investigating, preparing and/or defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 7(i)(i).

(iii)    The Company may purchase and maintain insurance, at its expense, to the extent and in such amounts as the Members shall, in their discretion, deem reasonable, on behalf of Covered Persons against any liability that may be asserted against such Covered Person and incurred by such Covered Person in such capacity, or arising out of such Covered Person’s status with the Company, regardless of whether the Company would have the power to indemnify such Covered Person against such liability under the provisions of Section 7(i)(i) or applicable law. The Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 7(i)(ii) and containing such other procedures regarding indemnification as are appropriate.

(j)    Certificates.

(i)    If the Members determine that the Membership Interests of the Company shall be represented by certificates, every record holder of a Membership Interest shall be entitled to have a certificate or certificates evidencing the Membership Interest owned by such record holder. Certificates evidencing Membership Interests shall be in such form as shall be approved by the Members, and may bear the seal of the Company or a facsimile thereof. Certificates shall be consecutively numbered and shall state the following upon the face thereof: (A) that the Company is a limited liability company formed under the Act, (B) that the certificates evidence Membership Interests and (C) the name of the record holder in whose name the Membership Interests are registered.

(ii)    Certificates evidencing Membership Interests shall be signed on behalf of the Company by one or more Officers of the Company. The signatures of the aforementioned Officers upon a certificate may be facsimiles. In case any Officer who has signed a certificate shall cease to be such Officer before such certificate is issued, such certificate may nonetheless be issued by the Company with the same effect as if such Officer continued to serve in such capacity at the date of issuance.

(iii)    All certificates evidencing Membership Interests shall have affixed thereto a legend substantially in the following form:

THE INTEREST EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY SUCH INTEREST MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT AND SUCH LAWS OR UNLESS PURSUANT TO AN EXEMPTION THEREFROM. TRANSFERS, SALES, PLEDGES, HYPOTHECATIONS AND OTHER DISPOSITIONS OF THE INTEREST EVIDENCED BY THIS CERTIFICATE ARE FURTHER RESTRICTED BY THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT REFERRED TO BELOW.

(iv)    The Company may issue a new certificate in place of any certificate evidencing Membership Interests alleged to have been lost, stolen or destroyed,

upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

(v)    The Membership Interests shall be securities under Chapter 8 of the Uniform Commercial Code.

Section 8.    Dissolution. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Members holding at least 66 2⁄3% of the Sharing Ratios of Members, (b) at any time there is no Member unless, within 90 days after the first date that there is no Member, a new Member is admitted to the Company in the manner provided in Section 18-801(a)(4)(ii) of the Act or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Unless otherwise provided by this Agreement, the death, retirement, resignation, expulsion or bankruptcy of any Member or the occurrence of any other event that terminates the continued membership of any Member shall cause the Company to be dissolved and its affairs to be wound up, unless within 90 days following the occurrence of such event, the Members agree in writing to continue the Company without dissolution.

Section 9.    Capital Contributions. The Members may, from time to time, make contributions to the capital of the Company in such amounts and such form that, in the judgment of the Members, are desirable to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations and liabilities.

Section 10.    Additional Contributions. No Member is required to make any additional capital contribution to the Company.

Section 11.    Tax Characterization. So long as the Company is owned solely by the Sole Member, the Company will, in accordance with Treasury Regulation Section 301.7701-3 (and any corresponding provisions of applicable state tax law), elect to be disregarded as an entity that is separate from the Sole Member and instead be treated as a division of the Sole Member, solely for the purpose of tax characterization.

Section 12.    Distributions and Allocation of Profits and Losses. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members. All of the Company’s profits and losses shall be allocated to the Members in accordance with their Sharing Ratios or as otherwise determined pursuant to a written consent duly executed by each Member.

Section 13.    Resignation. Except to the extent set forth in Section 8, the Sole Member may not resign from the Company.

Section 14.    Transfer of Membership Interests and Admission of Additional Members.

(a)    Transfer of Membership Interests. No Membership Interest may be sold, assigned, transferred, conveyed, gifted, exchanged or otherwise disposed of without the prior written consent of each Member.

(b)    Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of each Member. Prior to the admission of any additional Member, this Agreement shall be amended to the extent necessary or desirable to reflect the admission to the Company of such additional Member and to reflect the fact that the Company will then have more than one Member.

Section 15.    Liability of Member. No Member shall have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

Section 16.    Foreign Qualification. The Company shall comply with all requirements necessary to qualify as a foreign limited liability company in any foreign jurisdiction in which such qualification is necessary under applicable law.

Section 17.    No Partnership. The Sole Member intends that the Company not be treated as or construed to be a partnership (including a limited partnership) or joint venture for purposes of the laws of any jurisdiction, and that, in the event that the Company is or becomes owned by more than one Member, no Member thereafter will be treated as a partner or joint venturer of any other Member, for any purposes from and after such date, other than for purposes of applicable United States tax laws, and this Agreement may not be construed to suggest otherwise.

Section 18.    Books, Records and Bank Accounts.

(a)    Maintenance of Books. Complete and accurate books and records of the Company shall be kept at the principal office of the Company supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of its Members. The books and records shall be maintained with respect to accounting matters in accordance with sound accounting practices. All books and records shall be available at the Company’s principal office for examination by any Member at any and all reasonable times during normal business hours.

(b)    Accounts. The Company shall establish one or more separate bank and investment accounts and arrangements for the Company.

Section 19.    Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

[Signature page follows.]

IN WITNESS WHEREOF, the sole Member has adopted, duly executed and delivered this Agreement, to be effective as of date first written above.

SOLE MEMBER:

NOBLE DRILLING SERVICES INC., a Delaware corporation

By:	/s/ Laura D. Campbell
Laura D. Campbell
Vice President and Controller

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of

Noble Drilling ( U.S) LLC]

Exhibit A

Members, Membership Units

and Sharing Ratio

As of February 3, 2021

Member	Number of Membership Units	Sharing Ratio
Noble Drilling Services Inc.	100 (deemed issued August 5, 2009) (acquired from Noble Holding (U.S.) LLC on February 3, 2021) 100 (issued February 3, 2021)	100 100	% %

Total	200	100%